Exhibit 10.13

PATENT SECURITY AGREEMENT

        THIS PATENT SECURITY AGREEMENT (“Security Agreement”), dated as of October 29, 2002 is made by and between BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (“Borrower”), and THE PROVIDENT BANK, an Ohio banking corporation, having a notice address of One East Fourth Street, Cincinnati, Ohio 45202 (“Bank”);

WITNESSETH:

        WHEREAS, pursuant to a certain Credit Agreement executed between Borrower and Bank dated as of October 29, 2002 (as the same may be amended from time to time, the “Credit Agreement”), Bank has agreed to make certain loans and to provide other financial accommodations to Borrower; and

        WHEREAS, in connection with the Credit Agreement, Borrower has executed and delivered to Bank a certain General Security Agreement dated as of October 29, 2002 (as the same may be hereafter amended or modified, the “General Security Agreement”); and

        WHEREAS, in order to perfect the Bank’s security interest granted under the General Security Agreement, the Borrower is required to execute and deliver this Security Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, in order to secure payment, performance and observance of the Obligations under the Credit Agreement, Borrower hereby grants, assigns and conveys to Bank a continuing security interest in the following (the “Patent Collateral”):

        a.         The entire right, title and interest of Borrower in and to the patents and patent applications listed on Schedule 1 hereto (collectively, the "Patents");

        b.         All proceeds of the Patent Collateral, including, without limitation, license royalties and the proceeds of infringement suits;

        c.         The right (but not the obligation) to sue for past, present and future infringements of the Patent Collateral throughout the world, subject to the occurrence and continuance of a Default under the Credit Agreement; and

        d.         All reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the Patent Collateral;

        and Borrower further agrees as follows:

        1.         Definitions.  Terms used herein, and not specifically herein defined, shall have the meanings ascribed to them in the Credit Agreement.

        2.         Purpose.  This Security Agreement has been executed and delivered by Borrower to Bank for the purpose of registering the grant of security interest herein with the United States Patent and Trademark Office or with such other Governmental Authorities as may have jurisdiction over the Patent Collateral within or without the United States of America.

PATENT SECURITY AGREEMENT

        3.         Representations.

        (a)   The Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

        (b)   To the best of Borrower's knowledge, each of the Patents is valid and enforceable;

        (c)   Except as otherwise disclosed to Bank in writing, Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Borrower not to sue third persons; and

        (d)   Borrower has the unqualified right to enter into this Security Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants herein contained.

         Except as specifically set forth above, Borrower does not warrant that the Patents might not be declared invalid if challenged in court.

        4.         Dispositions.  Borrower agrees that, until all of the Obligations shall have been satisfied in full, it will not sell, assign or otherwise encumber the Patent Collateral without the prior written consent of the Bank; provided however, that nothing contained herein shall prohibit Borrower from granting licenses under the Patents in the ordinary course of its business.

        5.         Additional Patent Collateral.  If, before the Obligations shall have been fully, finally and irrevocably paid in full and all of the commitments of Bank shall have been terminated, Borrower shall obtain rights to any patentable invention, or become entitled to the benefit of any patent application or patent for any reissue, division, continuation, renewal, extension or continuation-in-part of any patent or any improvement of any patent, the provisions of this Security Agreement shall automatically apply thereto, and Borrower shall give to Bank prompt written notice thereof. Borrower agrees to enter into modifications to this Security Agreement to amend Schedule 1 to include any future Patent Collateral under this Section 5 for the purpose of recording Bank’s security interest under this Security Agreement against such Patent Collateral. Borrower shall prosecute diligently in a manner consistent with sound commercial practices any patent applications and shall take all necessary action to maintain and preserve all rights in the Patent Collateral.

        6.         Rights and Remedies.  If any Default under the Credit Agreement shall have occurred and be continuing, Bank shall have, in addition to all other rights and remedies given it by this Security Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patent Collateral may be located and, without limiting the generality of the foregoing, Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Indianapolis, Indiana, or elsewhere, the whole or from time to time any part of the Patent Collateral, or any interest which the Borrower may have therein, and after deducting from the proceeds of sale or other disposition of the Patent all expenses (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Borrower. Notice of any sale or other disposition of the Patent Collateral shall be given to Borrower at least ten (10) days before the time of any intended public or private sale or other disposition of the Patent Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, any holder of any note or Bank may, to the extent permissible under applicable law, purchase the whole or any part of the Patent Collateral sold, free from any right of redemption on the part of Borrower, which right is hereby waived and released.

PATENT SECURITY AGREEMENT	Page 2

        7.         Power of Attorney.  Borrower hereby authorizes and empowers Bank, upon the occurrence and during the continuance of a Default under the Credit Agreement, to make, constitute and appoint any officer or agent of Bank as Borrower’s true and lawful attorney-in-fact, with power to endorse Borrower’s name on all applications and other documents necessary for Bank to use the Patent Collateral or to grant any exclusive or non-exclusive license under the Patent Collateral to any third Person, or to assign, pledge, convey or otherwise transfer title in, or dispose of, the Patent Collateral to any third Person. This power shall be deemed coupled with an interest and shall be irrevocable for the term of this Security Agreement.

        8.         Fees and Expenses.  Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorney’s fees and legal expenses incurred by Bank in connection with the preparation of this Security Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Patent Collateral, shall be borne and paid by Borrower on demand by Bank and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.

        9.         Patent Applications.  Borrower shall have the duty to prosecute diligently any patent applications of the Patents pending as of the date of this Security Agreement or thereafter until the Obligations shall have been paid in full, to make application on unpatented but patentable inventions unless it is inconsistent with sound commercial practices to do so and to preserve and maintain all rights in patent applications and patents of the Patent Collateral, including, without limitation, the payment of all maintenance fees. Any expenses incurred in connection with such an application shall be borne by Borrower. Borrower shall not abandon any right to file a patent application, or any pending patent application or patent without the consent of Bank, which consent shall not be unreasonably withheld.

        10.         Preservation of Rights.  No course of dealing between Borrower and Bank, nor any failure to exercise nor any delay in exercising, on the part of Bank, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

PATENT SECURITY AGREEMENT	Page 3

        11.         Remedies Cumulative.  All of Bank's rights and remedies with respect to the Patent Collateral, whether established hereby or by the Credit Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

        12.         Severability.  The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Security Agreement in any jurisdiction.

        13.         Amendment.  This Security Agreement is subject to modification only by a writing signed by the parties.

        14.         Successors and Assigns.  The benefits and burdens of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

        15.         Incorporation by Reference.  The security interest herein has been granted as a supplement to, and not in limitation of, the security interest granted to Bank under the General Security Agreement. The General Security Agreement and all rights and remedies of Bank thereunder shall remain in full force and effect in accordance with its terms. This Security Agreement is made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in the General Security Agreement to the same extent and effect as if fully set forth herein, and the General Security Agreement is subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Security Agreement to the same extent and effect as if fully set forth therein. In the event of any irreconcilable inconsistency between the terms of the General Security Agreement and this Security Agreement, the General Security Agreement shall control.

        16.         Counterparts.  This Security Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

        17.         Headings.  Section headings in this Security Agreement are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Security Agreement.

        18.         Choice of Law.  This Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Indiana.

PATENT SECURITY AGREEMENT	Page 4

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers duly authorized as of the day and year first above written.

BIOANALYTICAL SYSTEMS, INC. By: /s/ Peter T. Kissinger Its: CHM/CEO
STATE OF INDIANA	)
) SS:
COUNTY OF TIPPECANOE	)

         Before me, a Notary Public in and for said County and State, personally appeared Peter T. Kissinger, known to me to be the CHM/CEO of Bioanalytical Systems, Inc., and acknowledged the execution of the foregoing for and on behalf of said corporation.

         Witness my hand and Notarial Seal, this 28th day of October, 2002.

/s/ Jeri A. Ungersma Notary Public - Signature Jeri A. Ungersma Notary Public - Printed
My Commission Expires: July 17, 2008	My County of Residence: Tippecanoe

PATENT SECURITY AGREEMENT	Page 5
ACCEPTED:	THE PROVIDENT BANK By: /s/ Jeffrey A. Salesman, VP Its: Vice President
STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

         Before me, a Notary Public in and for said County and State, personally appeared Jeffrey A. Salesman, known to me to be a Vice President of The Provident Bank, and acknowledged the execution of the foregoing for and on behalf of said bank.

         Witness my hand and Notarial Seal, this 29th day of October, 2002.

/s/ Cheryl G. Croghan Notary Public - Signature Cheryl G. Croghan Notary Public - Printed
My Commission Expires: 10-27-2007	My County of Residence: Marion